UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
October 14, 2008
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50989	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1
EX-4.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 15, 2008, Local.com Corporation, a Delaware corporation (the “Company”) issued a press release announcing the adoption of a stockholder rights plan and declared a dividend of one preferred share purchase right (“Right”) on each outstanding shares of the Company’s common stock, par value $0.00001 per share (“Common Share”). A copy of the press release is attached hereto as Exhibit 99.1.
     The stockholder rights plan is embodied in the Preferred Stock Rights Agreement, dated as of October 15, 2008, (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), which is attached hereto as Exhibit 4.1. The Rights Agent is also currently the transfer agent for the Company. For a description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
     On October 14, 2008, the Board of Directors of the Company, declared a dividend of one Right for each outstanding Common Share, and authorized the issuance of one Right for each Common Share which shall become outstanding between the Record Date (as hereinafter defined) and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights, or the Expiration Date (as defined below) of the Rights. The dividend is payable at the close of business on October 22, 2008 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000) of a share of Series A Participating Preferred Stock, par value $0.00001 (the “Preferred Shares”), of the Company at a price of $10.00 (the “Purchase Price”), subject to adjustment. The number of shares constituting the series of Preferred Shares is 30,000. The description and terms of the Rights are set forth in the Rights Agreement between the Company and the Rights Agent.
     The Company’s Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of the Company’s outstanding Common Shares without the approval of the Company’s Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Company’s Board.
     For those interested in the specific terms of the Rights Agreement, please review the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which is incorporated herein by reference and has been filed as Exhibit 4.1 to this Form 8-K.
     THE RIGHTS. The Company’s Board authorized the issuance of a Right with respect to each Common Share outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from the Common Shares and will be evidenced only by certificates that represent the Common Shares. New Rights will accompany any new Common Shares issued after the Record Date until the earlier of the Distribution Date or the Expiration Date.
     EXERCISE PRICE. Each Right will allow its holder to purchase from the Company one one-thousandth of a Preferred Share for the Purchase Price once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one Common Share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

     EXERCISABILITY. The Rights will not be exercisable until:
1.	10 days (or a later date determined by the Company’s Board) after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding Common Shares, or, if earlier,

2.	10 business days (or a later date determined by the Company’s Board) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.
     For purposes of this Form 8-K, the “Distribution Date” shall refer to such date when the Rights become exercisable. Until such date, the Common Share certificates will also evidence the Rights, and any transfer of the Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book-entry credits or by Rights certificates that will be mailed to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.
     CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.
•	FLIP IN. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase Common Shares with a market value of $20.00, based on the market price of the Common Shares prior to such acquisition.

•	FLIP OVER. If the Company is later acquired in a merger or similar transaction, or if the Company sells assets aggregating in excess of 50% of the assets of the Company, after the Distribution Date, all holders of Rights except the Acquiring Person may, for the Purchase Price, purchase shares of the acquiring corporation with a market value of $20.00 based on the market price of the acquiring corporation’s stock, prior to such transaction.
     PREFERRED SHARE PROVISIONS.
     Each one one-thousandth of a Preferred Share, if issued:
•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of an amount equal to the dividend paid on one Common Share.

•	will entitle holders upon liquidation to receive an amount equal to the payment made on one Common Share, plus an amount equal to any accrued and unpaid dividends of such Preferred Shares.

•	will have the same voting power as one Common Share.

•	if the Company’s Common Shares are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one Common Share.
     EXPIRATION. The Rights will expire on October 15, 2018 (the “Expiration Date”).
     REDEMPTION. The Board may redeem the Rights for $0.01 per Right at any time before the earlier of (i) the fifth day following the announcement by the Company or any person or group that an Acquiring Person has become such an Acquiring Person and (ii) the Expiration Date. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted, if the Company has a stock split, stock dividend or similar transaction relating to the Common Shares.

     EXCHANGE. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Company’s Board may extinguish the Rights by exchanging one Common Share, subject to adjustment for any stock split, stock dividend or similar transaction, for each Right, other than Rights held by the Acquiring Person.
     ANTI-DILUTION PROVISIONS. The Board may adjust the Purchase Price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.
     AMENDMENTS. Prior to the Distribution Date, the terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     On October 15, 2008, the Company filed a Certificate of Designation (the “Certificate of Designation”) with respect to the Series A Participating Preferred Shares with the Secretary of State of the State of Delaware, designating 30,000 shares of Preferred Shares. The creation of the Preferred Shares was authorized by the Company’s Board on October 14, 2008 in connection with the adoption of the Rights Plan, which is described in Item 1.01 of this Current Report and attached hereto as Exhibit 4.1. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation.

4.1	Preferred Stock Rights Agreement, dated as of October 15, 2008, by and between Local.com Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the Stockholder Rights Plan, Summary of Rights as Exhibit C thereto).

99.1	Local.com Corporation, Press Release dated October 15, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: October 15, 2008	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation.

4.1	Preferred Stock Rights Agreement, dated as of October 15, 2008, by and between Local.com Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Local.com Corporation as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the Stockholder Rights Plan, Summary of Rights as Exhibit C thereto).

99.1	Local.com Corporation, Press Release dated October 15, 2008.